UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K filed by Ducommun Incorporated (the “Company”) on May 10, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2011 Annual Meeting of Shareholders held on May 4, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future advisory shareholder votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) As previously disclosed in the Original 8-K, at the 2011 Annual Meeting, the Company’s shareholders approved, on an advisory basis, that future advisory shareholder votes on the compensation of the Company’s named executive officers be conducted every year. The Company has considered the outcome of this advisory vote and has determined that the Company will conduct annual advisory shareholder votes on the compensation of the Company’s named executive officers until the next advisory shareholder vote on this matter is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: November 29, 2011	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel